EQUIPMENT LINE LOAN TERMINATION AGREEMENT

THIS EQUIPMENT LINE LOAN TERMINATION AGREEMENT (the "Termination Agreement") entered into this effective the 31st day of March, 2013, by and between BOVIE MEDICAL CORPORATION ("Borrower") and PNC BANK, NATIONAL ASSOCIATION ("Bank").

WITNESSETH:

WHEREAS, Borrower and Bank entered into that certain Equipment Line Loan Agreement, dated as of October 31, 2011 (the "Equipment Loan Agreement") pursuant to which Bank made available to Borrower a non-revolving line of credit loan in the maximum aggregate principal amount of $1,000,000.00 (the "Equipment Loan"), which loan is evidenced by that certain Non-Revolving Equipment Line of Credit Note dated October 31, 2011 in the face amount of $1,000,000.00 (the "Equipment Note");  and

WHEREAS, the parties wish to terminate the Equipment Loan effective March 31, 2013.

NOW, THEREFORE, for mutual and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree with each other as follows:

1.           The aforesaid recitals are true and correct and are hereby incorporated herein by reference.

2.           All capitalized terms and conditions of this Termination Agreement shall have the meaning and definition set forth in the Equipment Loan Agreement.

3.           The Equipment Loan is hereby terminated effective March 31, 2013 and the Equipment Loan Agreement and the Equipment Note shall be deemed terminated, null and void and of no further force and effect as of such date.  Borrower shall not be entitled to request or obtain any further Advances under the Equipment Loan after such date.

4. Simultaneously with the execution of this Termination Agreement, Bank shall mark the Equipment Note "Cancelled" and return the original thereof to Borrower.

5.           This Termination Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall, for all purposes, constitute one (1) original Agreement.  Facsimile copies of this Agreement, with the original signatures of the parties hereto, shall, for all purposes, constitute originals.

IN WITNESS WHEREOF, the parties have hereunto set their hands effective as of the day and year first above written.

BORROWER:	BANK:

BOVIE MEDICAL CORPORATION	PNC BANK, NATIONAL ASSOCIATION

By: /s/ Gary Pickett	By: /s/ Eric Vogt
Name: Gary Pickett	Name: Eric Vogt
Title: Chief Financial Officer	Title: Senior Vice President

{26247491;1}